Exhibit 99.1

CMS Establishes 2019 Monthly Fee Schedule Amount for Optune®

St. Helier, Jersey – Novocure (NASDAQ: NVCR) today announced the U.S Centers for Medicare & Medicaid Services (CMS) has established a 2019 monthly fee schedule amount for Optune. Additional details on the fee schedule amount and pricing methodology are available on the CMS website.

The announcement by CMS follows an announcement earlier this morning by the durable medical equipment (DME) Medicare Administrative Contractors (MACs) that a final local coverage determination (LCD) providing coverage, effective September 1, 2019, of Optune for Medicare beneficiaries with newly diagnosed glioblastoma (GBM) has been established.

Approved Indications

Optune is intended as a treatment for adult patients (22 years of age or older) with histologically-confirmed glioblastoma multiforme (GBM).

Optune with temozolomide is indicated for the treatment of adult patients with newly diagnosed, supratentorial glioblastoma following maximal debulking surgery, and completion of radiation therapy together with concomitant standard of care chemotherapy.

For the treatment of recurrent GBM, Optune is indicated following histologically- or radiologically-confirmed recurrence in the supratentorial region of the brain after receiving chemotherapy. The device is intended to be used as a monotherapy, and is intended as an alternative to standard medical therapy for GBM after surgical and radiation options have been exhausted.

The NovoTTF-100L System is indicated for the treatment of adult patients with unresectable, locally advanced or metastatic, malignant mesothelioma (MPM) to be used concurrently with pemetrexed and platinum-based chemotherapy.

Important Safety Information

Contraindications

Do not use Optune in patients with GBM with an implanted medical device, a skull defect (such as, missing bone with no replacement), or bullet fragments. Use of Optune together with skull defects or bullet fragments has not been tested and may possibly lead to tissue damage or render Optune ineffective. Do not use the NovoTTF-100L System in patients with MPM with implantable electronic medical devices such as pacemakers or implantable automatic defibrillators, etc.

Use of Optune for GBM or the NovoTTF-100L System for MPM together with implanted electronic devices has not been tested and may lead to malfunctioning of the implanted device.

Do not use Optune for GBM or the NovoTTF-100L System for MPM in patients known to be sensitive to conductive hydrogels. Skin contact with the gel used with Optune and the NovoTTF-100L System may commonly cause increased redness and itching, and may rarely lead to severe allergic reactions such as shock and respiratory failure.

Warnings and Precautions

Optune and the NovoTTF-100L System can only be prescribed by a healthcare provider that has completed the required certification training provided by Novocure®.

The most common (≥10%) adverse events involving Optune in combination with chemotherapy in patients with GBM were thrombocytopenia, nausea, constipation, vomiting, fatigue, convulsions, and depression.

The most common (≥10%) adverse events related to Optune treatment alone in patients with GBM were medical device site reaction and headache. Other less common adverse reactions were malaise, muscle twitching, and falls related to carrying the device.

The most common (≥10%) adverse events involving the NovoTTF-100L System in combination with chemotherapy in patients with MPM were anemia, constipation, nausea, asthenia, chest pain, fatigue, device skin reaction, pruritus, and cough.

Other potential adverse effects associated with the use of the NovoTTF-100L System include: treatment related skin toxicity, allergic reaction to the plaster or to the gel, electrode overheating leading to pain and/or local skin burns, infections at sites of electrode contact with the skin, local warmth and tingling sensation beneath the electrodes, muscle twitching, medical site reaction and skin breakdown/skin ulcer.

If the patient has an underlying serious skin condition on the treated area, evaluate whether this may prevent or temporarily interfere with Optune and the NovoTTF-100L System treatment.

Do not prescribe Optune or the NovoTTF-100L System for patients that are pregnant, you think might be pregnant or are trying to get pregnant, as the safety and effectiveness of Optune and the NovoTTF-100L System in these populations have not been established.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical trial progress, development of potential products, interpretation of clinical results, prospects for regulatory submission and approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions as well as more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 28, 2019, with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Media and Investor Contact:

Ashley Cordova

acordova@novocure.com

212-767-7558